COLLATERALIZED GUARANTY

TO:     GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION ("CDF")

1. Guaranty and Indemnification. In consideration of financing provided or to be provided by you to ePlus Technology, inc. ("Dealer"), and for other good and valuable consideration received, the undersigned (individually and/or collectively "Guarantor") unconditionally and absolutely guaranty to CDF, from property held separately, jointly or in community, the immediate payment when due of all current and future liabilities ("Liabilities") owed by Dealer to CDF for inventory financed by CDF: (i) which is the subject of a purchase order issued by Guarantor to Dealer and (ii) for which Dealer has not received payment in full ("CDF-Financed Inventory").

2. Consents. This Guaranty will not be released, discharged or affected by, and Guarantor hereby irrevocably consents to, any: (a) change in the manner, place, interest rate, finance or other charges, or terms of payment or performance in any current or future agreement between CDF and Dealer, the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in Dealer's financial condition; (c) interruption of relations between Dealer and CDF or Guarantor;
(d) claim or action by Dealer against CDF; and/or (e) increases or decreases in any credit CDF may provide to Dealer.

3. Unconditional Obligations. Guarantor will pay CDF even if CDF has not: (a) notified Dealer that it is in default of the Liabilities, and/or that CDF intends to accelerate or has accelerated the payment of all or any part of the Liabilities, or (b) exercised any of CDF's rights or remedies against Dealer, any other person or any current or future collateral. If Dealer hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to CDF.

4. Waivers. Guarantor irrevocably waives notice of: CDF's acceptance of this Guaranty, presentment, demand, protest, dishonor, nonpayment, nonperformance, breach or default, CDF's intent to accelerate and CDF's acceleration of any indebtedness of Dealer, the amount of indebtedness of Dealer outstanding at any time, the number and amount of advances made by CDF to Dealer in reliance on this Guaranty, and any claim or action against Dealer. Guarantor further waives all right of contribution from other guarantors, all other demands and notices required by law, all rights of offset and counterclaims against CDF or Dealer, all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement), and all defenses based on suretyship or impairment of collateral, and defenses which the Dealer may assert on the underlying debt, including but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, deceptive trade practices, accord and satisfaction and usury. Guarantor also waives all rights to claim, arbitrate for or sue for any punitive or exemplary damages. In addition, Guarantor hereby irrevocably subordinates to CDF any and all of Guarantor's present and future rights and remedies: (a) of subrogation against Dealer or any other guarantor to any of CDF's rights or remedies against Dealer or any other guarantor, (b) of contribution, reimbursement, indemnification and restoration from Dealer or any other guarantor; and (c) to assert any other claim or action against Dealer or any other guarantor directly or indirectly relating to this Guaranty, such subordinations to last until CDF has been paid in full for all Liabilities. All of Guarantor's waivers and subordinations herein will survive any termination of this Guaranty.

5.   Warranties   and   Representations.   Guarantor  has  made  an  independent
investigation of the financial condition of Dealer and gives this Guaranty based on that investigation and not upon any representation made by CDF. Guarantor has access to current and future Dealer financial information which enables Guarantor to remain continuously informed of Dealer's financial condition. Guarantor represents and warrants to CDF that Guarantor has received and will
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receive  substantial  direct or  indirect  benefit by making this  Guaranty  and incurring the Liabilities. Guarantor also represents and warrants to CDF that Guarantor is solvent and Guarantor's execution of this Guaranty will not make Guarantor insolvent. Guarantor further represents and warrants to CDF that: (a) the present fair salable value of Guarantor's assets is greater than the amount required to pay Guarantor's liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (b) Guarantor is able to pay all of its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured; and (c) Guarantor does not have unreasonably small capital.

6. Security Interest. To secure payment of all Liabilities and all of Guarantor's current and future debts to CDF, whether under this Guaranty or any current or future guaranty or other agreement, Guarantor grants CDF a security interest in all CDF-Financed inventory, all accounts, chattel paper, rental or lease payments and other amounts which are due or to become due to Guarantor arising from the sale or lease of CDF-Financed inventory; all judgments, claims, insurance policies and payments owed or made to Guarantor thereon; all rights powers, and remedies (but none of the duties or obligations, if any) of Guarantor in connection therewith; and all proceeds of any of the foregoing (collectively "Collateral"). CDF's security interest shall extend to each item of CDF-Financed Inventory until such time as Dealer has been paid in full for such item of CDF-Financed Inventory. All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state, as the same may be amended, are used herein with such meanings.

7. Additional Warranties and Representations. Guarantor warrants and represents to CDF that: (a) Guarantor has good title to all Collateral; (b) CDF's security interest in the Collateral financed by CDF for Dealer or Guarantor is not now and will not become subordinate to the security interest or claim of any person;
(c) Guarantor will execute all documents CDF requests to perfect and maintain CDF's security interest in the Collateral, and will cause all third parties in possession of Collateral to provide such acknowledgment or control of CDF's security interest as CDF may require; (d) Guarantor will deliver to CDF immediately upon each request, and CDF may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by CDF for Dealer or Guarantor; (e) Guarantor will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires; (f) Guarantor has the right and is duly authorized to enter into this Guaranty; (g) Guarantor's execution of this Guaranty does not, and will not, constitute a breach of any law or agreement to which Guarantor is now or hereafter becomes bound; (h) there are and will be no actions or proceedings pending or threatened against Guarantor which might result in any material adverse change in Guarantor's financial or business condition; (i) Guarantor will maintain the Collateral in good condition; (j) Guarantor has duly filed and will duly file all tax returns required by law, and will pay when due all taxes, levies, assessments and governmental charges; (k) Guarantor will keep and maintain all of its books and records pertaining to the Collateral at its chief executive office designated below; (l) Dealer and Guarantor will keep all Collateral at Dealer's chief executive office or Guarantor's chief executive office listed below, and such other locations within the United States of America of which Dealer or Guarantor has notified CDF in writing or has listed on any current or future Exhibit "A" attached to any Agreement for Wholesale Financing or security agreement between Dealer and CDF or this Guaranty, which written notice(s) to CDF and Exhibit A(s) are incorporated herein by reference; (m) Guarantor will give CDF thirty (30) days prior written notice of any change in Guarantor's identity, name, form of business organization, ownership, chief executive office, Collateral locations or other business locations; (n) Guarantor will notify CDF of the commencement of material legal proceedings against Dealer or Guarantor; (o) Guarantor will comply with all applicable laws; and (p) Guarantor has provided CDF with a copy of Guarantor's Articles of Incorporation, Articles of Organization, Articles of Formation, Partnership Agreement, or Certificate of Limited Partnership, as applicable, and will provide any subsequent amendments thereto bearing indicia of filing from the appropriate governmental authority, or such other documents verifying Guarantor's true and correct legal name.

8. Negative Covenants. Guarantor will not at any time without CDF's prior written consent: (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) other than in

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the ordinary course of business, rent, lease,  demonstrate,  consign, license or use any Collateral financed by CDF for Dealer or Guarantor; (c) merge or consolidate with another entity unless (i) CDF receives at least ninety (90) days prior written notice of such merger or consolidation and (ii) Guarantor is the surviving entity of such merger or consolidation or if Guarantor is not the surviving entity, the surviving entity executes all documentation reasonably requested by CDF to assume Guarantor's liabilities to CDF; (d) move any Collateral financed by CDF out of the United States of America; or (e) store Collateral financed by CDF with any third party.

9. Insurance. Guarantor will immediately notify CDF of any loss, theft or damage to any Collateral. Guarantor will keep the Collateral insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to CDF, naming CDF as a lender loss-payee and containing standard lender's loss payable and termination provisions. Guarantor will provide CDF with written evidence of such property insurance coverage and lender's loss-payee endorsement.

10. Financial Statements. Guarantor will provide CDF with financial statements on it each year within ninety (90) days after the end of Dealer's fiscal year end. Guarantor represents that all financial statements and information which have been or may hereafter be delivered by Guarantor or Dealer are and will be correct and prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial or business condition of Guarantor or Dealer since the submission to CDF of such financial statements, and Guarantor acknowledges CDF's reliance thereon.

11. Reviews. Guarantor grants CDF an irrevocable license to enter Guarantor's business locations during normal business hours with 48 hours prior notice to Guarantor (unless Guarantor is in default, in which case no prior notice shall be required) to: (a) account for and inspect all Collateral; and (b) examine and copy Guarantor's books and records related to the Collateral.

12. Default. Guarantor will be in default under this Guaranty if: (a) Dealer breaches any terms in any agreement between CDF and Dealer; (b) Dealer fails to pay any debt to CDF when due and payable under any agreement between CDF and Dealer; (c) Guarantor breaches any terms contained in this Guaranty or in any other agreement between Guarantor and CDF; (d) Guarantor fails to pay any debt to CDF when due and payable under any agreement between CDF and Guarantor; (e) any representation, statement, report or certificate which Dealer or Guarantor makes or delivers to CDF is not accurate when made; (f) Dealer or Guarantor abandons any Collateral; (g) Dealer or Guarantor is or becomes in default in the payment of any debt owed to any third party, or Dealer or Guarantor is or becomes in default under any loan agreement; (h) an attachment, sale or seizure issues or is executed against any assets of Dealer or Guarantor; (i)
intentionally omitted; (j) Dealer or Guarantor ceases existence as a corporation, as applicable, or ceases or suspends business; (k) Dealer or Guarantor, as applicable, makes a general assignment for the benefit of creditors; (l) Dealer or Guarantor, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (m) any receiver is appointed for any assets of Dealer or Guarantor, as applicable; (n) this Guaranty or any other guaranty of Dealer's debts to CDF is terminated; (o) Dealer or Guarantor loses, or is in default of, any franchise, license or right to deal in any Collateral which CDF finances; (p) Dealer or Guarantor misrepresents its respective financial condition or organizational structure; or (q) CDF determines in good faith that it is insecure with respect to any of the Collateral or the payment of Dealer's or Guarantor's obligation to CDF.

13. Rights of CDF Upon Default. In the event of a default:
    (a) CDF may at any time, without notice or demand to Dealer or Guarantor, do any one or more of the following: declare all or any part of the debt Guarantor owes CDF, whether contingent or noncontingent and whether arising hereunder or under any other agreement between Guarantor and CDF, immediately due and payable, together with all costs and expenses of CDF's collection activity, including all reasonable attorneys' fees; exercise any rights under applicable law; and/or cease extending any additional credit to Guarantor, if

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          applicable,  or  Dealer,  which  shall not be  construed  to limit the discretionary  nature of any credit facility.
    (b) Guarantor will segregate and keep the Collateral in trust for CDF, and will not dispose of or use any Collateral, nor further encumber any Collateral.
    (c) Upon CDF's demand, Guarantor will immediately deliver the Collateral to CDF at a place specified by CDF, together with all related documents; or CDF may, without notice or demand to Guarantor, take immediate possession of the Collateral together with all related documents.

          All of CDF's rights and remedies are cumulative. CDF's failure to exercise any of its rights or remedies hereunder will not waive any of CDF's rights or remedies as to any past, current or future default.

14. Sale of Collateral. Guarantor agrees that if CDF conducts a sale of any Collateral by requesting bids from ten (10) or more dealers or distributors in that type of Collateral, or pursuant to any internet auction or sale posting on a third party auction sale site, any sale by CDF of such Collateral in bulk or in parcels within one hundred twenty (120) days of: (a) CDF's taking possession and control of such Collateral; or (b) when CDF is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Guarantor agrees that the purchase of any Collateral by a vendor, as provided in any agreement between CDF and the vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Guarantor further agrees that seven (7) or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Guarantor irrevocably waives any requirement that CDF retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If CDF disposes of any Collateral other than as herein contemplated, the laws of the state governing this Guaranty will determine the commercial reasonableness of such disposition.

15. Power of Attorney. Guarantor grants CDF an irrevocable power of attorney to: execute or endorse on Guarantor's behalf any checks, financing statements, instruments, and Certificates of Title and Statements of Origin pertaining to the Collateral, to the extent consistent with the terms of this Guaranty; supply any omitted information and correct errors in any documents between CDF and Guarantor; initiate and resolve any insurance claim pertaining to the Collateral; and do anything to protect and preserve the Collateral and CDF's rights and interest therein.

16. Termination. Guarantor may terminate this Guaranty by a written notice to CDF, the termination to be effective ninety (90) days after CDF receives and acknowledges it, but the termination will not terminate Guarantor's obligations hereunder for Liabilities arising prior to the effective termination date.

17. Binding Effect. Guarantor cannot assign this Guaranty without CDF's prior written consent. CDF may assign its interest herein without notice to, or consent from, Guarantor. This Guaranty will protect and bind CDF's and Guarantor's respective heirs, representatives, successors and assigns.

18. Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Guarantor at its address below; (b) to CDF at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; or such other address as the parties may specify from time to time in writing.

19. Severability; Punitive Damage Waiver. If any provision of this Guaranty or its application is invalid or unenforceable, the remainder of this Guaranty will not be impaired or affected and will remain binding and enforceable. Guarantor and CDF irrevocably waive all rights to claim punitive and/or exemplary damages.

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20. Supplement.  If Guarantor and CDF have previously  executed other guaranties or agreements pertaining to all or any part of the Collateral, this Guaranty will supplement such guaranty or agreement, and this Guaranty will neither be deemed a novation nor a termination of such guaranty or agreement, nor will execution of this Guaranty be deemed a satisfaction of any obligation secured by such guaranty or agreement.

21. Receipt of Guaranty. Guarantor acknowledges that it has received a true and complete copy of this Guaranty and of all agreements between CDF and Dealer. Guarantor has read and understood all terms and provisions of this Guaranty. Notwithstanding anything herein to the contrary, CDF may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Guaranty, any agreement between CDF and Dealer, any Statement of Transaction, billing statement, financing statement, authorization to pre-file financing statements, invoice from a vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

22. NO ORAL AGREEMENTS. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect Guarantor and CDF from misunderstanding or disappointment, any agreements Guarantor and CDF or Dealer and CDF reach covering such matters are contained in this Guaranty, an Agreement for Wholesale Financing, or another agreement between Guarantor and CDF or between Dealer and CDF, which agreement(s) is (are) the complete and exclusive statement of the agreement between Guarantor and CDF and between Dealer and CDF, except as specifically provided herein, in such other agreement(s) or as Guarantor and CDF or Dealer and CDF may later agree in writing.

23. Miscellaneous. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving Dealer. If CDF is required in any action involving Dealer to return or rescind any payment made to or value received by CDF from or for the account of Dealer, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action by CDF and notwithstanding any termination of this Guaranty or CDF's release of Guarantor. Any delay or failure by CDF, or CDF's successors or assigns, in exercising any of CDF's rights or remedies hereunder will not waive any such rights or remedies. If Guarantor fails to pay any taxes, fees or other obligations which may impair CDF's interest in the Collateral, or fails to keep the Collateral insured, CDF may, but shall not be required to, pay such amounts. Such paid amounts will be: (a) an additional debt which Guarantor owes to CDF, which shall be subject to finance charges at the highest rate allowed by law; and (b) due and payable immediately in full. Guarantor will pay all of CDF's reasonable attorneys' fees and expenses which CDF incurs in enforcing CDF's rights hereunder. The Section titles used herein are for convenience only, and do not define or limit the contents of any Section.

24.  BINDING ARBITRATION.

     24.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Guaranty, and whether directly or indirectly relating to: (a) this Guaranty and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between CDF and Dealer or CDF and Guarantor; (c) any act committed by CDF or by any parent company, subsidiary or affiliated company of CDF (the "CDF Companies"), or by any employee, agent, officer or director of a CDF Company, whether or not arising within the scope and course of employment or other contractual representation of the CDF Companies provided that such act arises under a relationship, transaction or dealing between CDF and Dealer or CDF and Guarantor; and/or (d) any other relationship, transaction or dealing between CDF and Dealer or CDF and Guarantor (collectively the "Disputes"), will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of

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competent  jurisdiction.  Service of  arbitration  claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

     24.2 Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of either: (a) The American Arbitration Association ("AAA") or (b) United States Arbitration & Mediation ("USA&M"). The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties.  The  arbitration  rules  are  found at  www.adr.org  for  AAA,  and at
www.usam-midwest.com for USA&M. AAA claims may be filed in any AAA office. Claims filed with USA&M shall be filed in their Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101. All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys' fees. The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator shall follow the terms of this agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney workproduct doctrine.


     24.3 Hearings. Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing, if any party requests an oral hearing within forty (40) days after service of the claim, and that party remits the appropriate deposit for AAA's fees and arbitrator compensation within ten (10) days of making the request. The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which AAA or USA&M maintains a regional office that is closest to Dealer.

     24.4 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will be permitted to designate rebuttal expert witness(es); and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

     24.5 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

     24.6 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Guaranty may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Guaranty concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

                                       6
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     24.7 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent CDF's or Guarantor's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive CDF's or Guarantor's right to compel arbitration of any Dispute.

     24.8 Attorneys' Fees. If either Guarantor or CDF brings any other action for judicial relief with respect to any Dispute (other than those set forth in Sections 24.1 or 24.7), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Guarantor or CDF brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if Guarantor sues CDF or institutes any arbitration claim or counterclaim against CDF in which CDF is the prevailing party, Guarantor will pay all costs and expenses (including attorneys' fees) incurred by CDF in the course of defending such action or proceeding.

     24.9 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee; and
(b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

     24.10 Survival After Termination. The agreement to arbitrate will survive the termination of this Guaranty.

25. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS GUARANTY IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. CDF AND GUARANTOR WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

26. Governing Law. This Guaranty and all agreements between Dealer and CDF have been substantially negotiated, and will be substantially performed, in the state of Missouri. Accordingly, all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which will govern all arbitration proceedings hereunder.

THIS GUARANTY CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS.

Date:  March 30, 2004               ePlus Group, inc.

Address of Guarantor(s):

                                    By:  /s/ STEVE MENCARINI, CFO
                                         ---------------------------------------
400 Herndon Parkway                      Steve Mencarini
Herndon, VA 20170                        Chief Financial Officer

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                             SECRETARY'S CERTIFICATE


     I hereby certify that I am the Secretary or Assistant Secretary of ePlus Group, inc. ("Guarantor") and that execution of the above Collateralized Guaranty was ratified, approved and confirmed by the Shareholders at a meeting, if necessary, and pursuant to a resolution of the Board of Directors of Guarantor at a meeting of the Board of Directors duly called, and which is currently in effect, which resolution was duly presented, seconded and adopted and reads as follows:

     "BE IT RESOLVED that any officer of this corporation is hereby authorized to execute a guaranty of the obligations of ePlus Technology, inc. ("Dealer") to GE Commercial Distribution Finance Corporation ("CDF") on behalf of the corporation, which instrument may contain such terms as the above named persons may see fit including, but not limited to a waiver of notice of the acceptance of the guaranty; presentment; demand; protest; notices of nonpayment, nonperformance, dishonor, the amount of indebtedness of Dealer outstanding at any time, any legal proceedings against Dealer, and any other demands and notices required by law; and any right of contribution from other guarantors. As security for such guaranty to CDF, any officer of this corporation is hereby authorized to pledge, assign, mortgage, grant security interests, and otherwise transfer to CDF as collateral security for any obligations of this corporation to CDF, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired."

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal on this 30th day of March, 2004.


        (SEAL)
                                              Secretary: /s/ ERICA STOECKER
                                                         ------------------
                                                         Erica Stoecker